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                                 HORIZON GROUP, INC.
                                  5000 HAKES DRIVES
                            NORTON SHORES, MICHIGAN 49441

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF HORIZON GROUP, INC.




    P         The undersigned hereby appoints Norman Perlmutter
         and James S. Wassel, and each of them, proxies, with power of substitution and revocation, or, if only one of them is present and voting, then that one, to vote
    R all of the common shares of Horizon Group, Inc. which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be
    O held at the offices of Rudnick & Wolfe, 203 N. LaSalle Street, Suite 1800, Chicago, Illinois on June 2, 1998 at 9:00 a.m., Chicago time, and at any adjournment
    X thereof, with all the powers the undersigned would possess if present.

    Y         PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN
         PROMPTLY IN THE ENCLOSED ENVELOPE.  NO POSTAGE NEED BE
         AFFIXED IF MAILED IN THE UNITED STATES.


            CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                 SEE REVERSE
                                                                 SIDE

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/X/  PLEASE MARK VOTES AS IN THIS EXAMPLES

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR ITEM 1.

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1.   Approval and adoption of an agreement and plan of merger between                       For   Against   Abstain
     Horizon Group, Inc., a Michigan Corporation, and Prime Retail, Inc., a Maryland        / /     / /       / /
     corporation, and certain subsidiaries of Horizon Group, Inc. and Prime Retail, Inc.
     and the transactions contemplated thereby including the approval of a plan of merger relating to the merger of Horizon Group, Inc. with and into Sky Merger Corp., a Maryland corporation.

2.   Upon any other matter which may properly come before the meeting, including any adjournment thereof.

                                                       MARK HERE FOR ADDRESS CHANGE AND     / /
                                                       NOTE AT LEFT

                                                  Please sign exactly as name appears on this Proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.

                                                  The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

Signature:                           Date:            Signature:                        Date:
           -------------------------        ---------            ----------------------       ----------

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